Exhibit 99.2

FOR IMMEDIATE RELEASE

FUBOTV EXCEEDS $100 MILLION REVENUE IN Q4 2020

CAPPING STRONGEST YEAR TO DATE

Live TV Streaming Platform Closed 2020 with 547,880 Paid Subscribers

NEW YORK – MARCH 2, 2021 – fuboTV Inc. (NYSE: FUBO), the leading sports-first live TV streaming platform, today announced its financial results for the fourth quarter and full year ended December 31, 2020. The company closed its strongest fourth quarter and year in its history, topping $100 million in quarterly revenue for the first time ($105.1 million actual). fuboTV ended 2020 with 547,880 paid subscribers, including 92,800 net subscriber additions in the fourth quarter.

Complete fourth quarter and full year 2020 results are detailed in fuboTV’s shareholder letter available on the company’s IR site.

“fuboTV’s fourth quarter closed our strongest fiscal year to date,” said David Gandler, co-founder and CEO, fuboTV. “Our record 547,880 paid subscribers streamed more sports, news and entertainment content than ever before. Building on this quarter and year, we remain focused on continued innovation and are excited about our growth opportunities for 2021, including the ongoing expansion of our advertising business and the development of our own sportsbook.”

“Our goal for 2021 and beyond is to develop fuboTV into a new kind of media company that combines both innovative streaming video and sports wagering,” said Edgar Bronfman Jr., executive chairman, fuboTV. “We intend to deliver leading sports, news and entertainment content to a growing subscriber base that transcends the industry’s current virtual MVPD model, and are excited about our ability to capitalize on the future market opportunity.”

Live Webcast

Gandler and CFO Simone Nardi will host a live video webinar today at 5:30 p.m. ET to deliver brief remarks followed by Q&A. The live webinar will be available on the Events page of fuboTV’s investor relations website. Investors can submit questions in advance to ir@fubo.tv with the email subject “Q4 2020 Earnings.” An archived replay will be available on fuboTV’s website following the webinar. Participants should join the webinar 10 minutes in advance to ensure that they are connected prior to the event.

About fuboTV

fuboTV (NYSE: FUBO) is the leading sports-first live TV streaming platform offering subscribers access to tens of thousands of live sporting events annually as well as leading news and entertainment content. With fuboTV, subscribers can stream a broad mix of 100+ live TV channels, including 42 of the top 50 Nielsen-ranked networks across sports, news and entertainment - more than any other live TV streaming platform (source: Nielsen Total Viewers, 2020). Continually innovating to give subscribers a premium viewing experience they can’t find with cable TV, fuboTV is regularly first-to-market with new product features and was the first virtual MVPD to stream in 4K. fuboTV was also the first U.S. virtual MVPD to enter Europe with the 2018 launch of fuboTV España. fuboTV launched fubo Sports Network, the live, free-to-consumer TV network featuring live sports and award-winning original programming, in 2019.

Forward-Looking Statements

This letter contains forward-looking statements of fuboTV Inc. (“fuboTV”) that involve substantial risks and uncertainties. All statements contained in this press release are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that fuboTV makes due to a number of important factors, including (i) risks related to the ability to realize the anticipated benefits of the Balto and Vigtory acquisitions, (ii) risks related to the company’s access to capital and fundraising prospects to fund its ongoing operations, (iii) risks related to diverting management’s attention from fuboTV’s ongoing business operations to address integration and fundraising efforts, (iv) risks related to our ability to capitalize successfully on market trends and develop and market a sports wagering offering, and (v) other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies, including the impact of COVID-19 on the broader market. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in the company’s periodic filings with the Securities and Exchange Commission and we encourage you to read such risks in detail. The forward-looking statements in this press release represent fuboTV’s views as of the date of this press release. fuboTV anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing fuboTV’s views as of any date subsequent to the date of this letter.

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Contacts

Investor Contact:

The Blueshirt Group for fuboTV

ir@fubo.tv

Media Contacts:

Jennifer L. Press, fuboTV

jpress@fubo.tv

Katie Minogue, fuboTV

kminogue@fubo.tv